EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Dated: March 19, 2007

Alfa International Holdings Corp.
The Empire State Building
350 Fifth Avenue, # 1103
New York, NY  10118

Gentlemen:

1.           The undersigned subscriber, Mr. Sam Hamdan (“Hamdan”) hereby tenders this subscription and applies for the purchase from Alfa International Holdings Corp., a Delaware corporation (the “Company”), of two million four hundred fifty-four thousand four hundred ninety (2,454,490) shares (the “Shares”) of the Company’s $.001 par value common stock (the “Common Stock”), at a purchase price of $0.10 per Share. The purchase price for all the Shares (“Purchase Price”) is two hundred forty-five thousand four hundred forty-nine dollars ($245,449.00) which has been paid to the Company by the cancellation by Hamdan’s company - The Global Leadership Team, Inc. (“GLT”) - of an account payable of $245,449.00 owed by the Company’s wholly owned subsidiary Journey of Light, Inc. (“JOL”) to GLT.

The Shares are being offered without any registration pursuant to the exemptions from registration contained in Section 4(2) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and under similar exemptions afforded under the laws of the various states only to “accredited investors” as that term is defined in Rule 501 under Regulation D promulgated by the SEC under the Act. Hamdan acknowledges and represents that he is an “accredited investor” as so defined.

Hamdan is sending an executed copy of this Subscription Agreement to: Alfa International Holdings Corp., The Empire State Building, 350 Fifth Avenue, Room 1103, New York, NY  10118.

2.           Representations and Warranties.  In order to induce the Company to accept this subscription, Hamdan hereby represents and warrants to, and covenants with, the Company as follows:

(i)           Hamdan acknowledges that:

(1) Pursuant to the requirements of Section 4(2) promulgated under the Act, the Company has provided to Hamdan certain information concerning its business and financial condition and has afforded him the opportunity to ask questions of management regarding such information, and

(2) Hamdan confirms that he has received and carefully reviewed (a) the Company’s Annual Report on Form 1O-KSB for the fiscal year ended December 31, 2005 (the "10K Filing"), and (b) the Quarterly Report on Form 10-QSB for the Quarterly Period ended September 30, 2006 (the "10Q Filing") [collectively, the "10K and 10Q Filings"]. The Company makes and files regular quarterly and annual reports with the SEC (the "SEC Filings"). The SEC Filings - which are publicly available documents - include information relevant to the risk factors associated with any investment in the Company, and

(3) Other than this Subscription Agreement and the SEC Filings, Hamdan has not been furnished with any other materials or literature relating to the offer and sale of the Shares, except for information that Hamdan has received from sources other than the Company as a result of his own due diligence efforts.

(ii)           Hamdan has had a reasonable opportunity to ask questions of and receive answers from the Company concerning (i) the Company and (ii) the SEC Filings (and in particular the descriptions therein of (a) the acquisition in 2005 by the Company of Journey of Light, Inc., (b) the acquisition in 2001 by the Company of Contact Sports, Inc., (c) details of the Company’s current financial condition and previous equity sales and (d) details of Journey of Light’s project with the Oman government in the Sultanate of Oman and all such questions have been answered to the full satisfaction of Hamdan;

(iii)           Hamdan has such knowledge and expertise in financial and business matters that Hamdan is capable of evaluating the merits and risks involved in making an investment in the Shares and Hamdan understands and accepts the risks of purchasing the Shares;

(iv)           Hamdan understands that the Company has determined that the exemption from the registration provisions of the Act, which is based upon non-public offerings, is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by Hamdan herein. The Company will keep the information in this Subscription Agreement strictly confidential, but Hamdan agrees that the Company may present this Subscription Agreement to such parties as the Company may deem appropriate in order to assure itself that the offer and sale of Shares will not violate the Act or applicable state securities laws;

(v) Except as set forth in this Subscription Agreement and the SEC Filings, no representations or warranties have been made to Hamdan by the Company or any agent, employee or affiliate of the Company and in entering into this transaction Hamdan is not relying upon any information, other than that contained in this Subscription Agreement or the SEC Filings and the results of independent investigation by Hamdan;

(vi)           Hamdan understands that (A) based upon an exemption from such registration requirements pursuant to Section 4(2) under the Act, the Shares have not been registered under the Act or the securities laws of any state;  (B) resale or other transfer of the Shares may be restricted under the Act and/or applicable state securities laws and such Shares therefore may not be sold, pledged, assigned or otherwise disposed of, unless they are registered under the Act, or an exemption from such registration is available; and (C) other than as set forth in this Subscription Agreement between the Company and Hamdan, the Company is under no obligation to register the Shares under the Act or any state securities law, or to take any action to make any exemption from any such registration provisions available;

(vii)           Hamdan is acquiring the Shares solely for his own account for investment purposes only and not with a view towards the resale or distribution thereof;

(viii)         Hamdan will not sell or otherwise transfer any of the Shares or any interest therein, unless and until (i) the Shares shall have first been registered under the Act and all applicable state securities laws; or (ii) Hamdan shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is permitted under the Act and is exempt from the registration provisions of the Act and all applicable state securities laws;

(ix)            Hamdan has full power and authority to execute and deliver this Subscription Agreement and to perform his obligations hereunder; and this Subscription Agreement is a legally binding obligation of Hamdan and GLT in accordance with its terms. GLT has consented to the terms of this subscription agreement and Hamdan has the full power and authority to execute and deliver GLT’s consent hereto;

(x)             Hamdan is an “accredited investor,” as such term is defined in Rule 501 of Regulation D of the Rules and Regulations promulgated under the Act;

(xi)           Hamdan acknowledges that the Company will endorse all certificates representing the Shares with a legend, together with any legend that any state authority may require in connection with the issuance or sale of the Shares, substantially in the following form:

“These Securities have not been registered under the Securities Act of 1933, as amended, (the “Act”) or the securities laws or regulations of any state.  They may not be offered for sale or sold, absent an effective registration statement under the Act or an opinion of counsel, satisfactory to the Company, that such registration is not required under the Act or any applicable State laws or regulations”.

(xii)           Hamdan has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of Hamdan’s investment in the Shares and has no need for liquidity in such investment. Hamdan’s overall commitments which are not readily marketable are not disproportionate to Hamdan’s net worth and Hamdan’s investment in the Shares will not cause such overall commitments to become excessive; and

(xiii)           All of the information set forth herein with respect to Hamdan’s business experience is correct and complete as of the date hereof.

3.      Hamdan understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company.

4.      Hamdan understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent.

5.      Hamdan agrees to indemnify the Company and hold it and its officers, directors and agents harmless from and against any and all losses, damages, liabilities, costs and expenses which it or they may sustain or incur in connection with the breach by Hamdan of any representation, warranty or covenant made by Hamdan.

6.      Neither this Subscription Agreement nor any of the rights of Hamdan may be transferred or assigned by Hamdan.

7.      Except as provided in paragraphs 3 and 4 above, this Subscription Agreement (i) may only be modified by a written instrument executed by Hamdan and the Company; (ii) sets forth the entire agreement between Hamdan and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and Hamdan and their respective heirs, legal representatives, successors and permitted assigns.

8.      Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

9.      All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to Hamdan, to: Mr. Sam Hamdan, 555 South Old Woodward Ave., Birmingham, MI  48009-6679; and if to the Company, to Alfa International Holdings Corp., The Empire State Building, 350 Fifth Avenue, # 1103, New York, NY 10118, Attention: Frank J. Drohan, President, or to such other address as the Company or Hamdan shall have designated to the other by like notice.

IN WITNESS WHEREOF, Hamdan has executed this Subscription Agreement and GLT has consented to the terms of this Subscription Agreement as of the 19th day of March 2007.

Number of Shares Subscribed for: 2,454,490

Signature:

______________________________
Sam Hamdan

_______________________
Social Security Number

The foregoing subscription by Hamdan for 2,454,490 Shares in exchange for an account payable in the amount of $245,449 due to GLT from JOL is hereby consented to by GLT.

The Global Leadership Team, Inc.
a Michigan corporation

By: ______________________________

Sam Hamdan
President

The foregoing subscription for 2,454,490 Shares is hereby accepted by Alfa International Holdings Corp., this ____day of March 2007.

Alfa International Holdings Corp.

By:	/s/
Frank J. Drohan
President

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